Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the proxy statement/prospectus, which is referred to and made part of this Amendment No. 1 to the Registration Statement (Form S-4/A) of Pernix Therapeutics Holdings, Inc. for the registration of common stock and to the inclusion therein of our report dated March 29, 2012, with respect to the consolidated financial statements of Pernix Therapeutics Holdings, Inc.

/s/ Cherry Bekaert LLP (formerly Cherry, Bekaert & Holland, L.L.P.)

Atlanta, Georgia

January 18, 2013